UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

OCEAN POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 730-0400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 1, 2010, Brian M. Posner, age 48, commenced employment as Chief Financial Officer, Secretary and Treasurer of Ocean Power Technologies, Inc. (the “Company”).

Prior to joining the Company, Mr. Posner was the Chief Financial Officer of Power Medical Interventions, Inc., a publicly traded manufacturer of medical devices, from January 2009 to September 2009, prior to its sale to another company. From 1999 to 2008, Mr. Posner worked in various financial positions for Pharmacopeia, Inc., a publicly traded clinical development biopharmaceutical company. From May 2006 to December 2008, Mr. Posner served as Executive Vice President, Chief Financial Officer and Treasurer of Pharmacopeia.  From March 1999 to May 2006, Mr. Posner served in capacities at Pharmacopeia, which included Chief Accounting Officer, Treasurer, Vice President, Finance, Executive Director, Finance and Director, Finance. Prior to joining Pharmacopeia, Mr. Posner served as Chief Financial Officer of Photosynthetic Harvest, Inc., an early-stage biotechnology company from 1997 to 1999. Previously, Mr. Posner held senior financial positions at several organizations in the healthcare industry and was a member of the audit staff at PriceWaterhouseCoopers, LLP, with a diverse group of clients in the manufacturing, banking and natural resources sectors. Mr. Posner is a Certified Public Accountant and has a Masters of Business Administration degree from Pace University.

On May 21, 2010, the Company and Mr. Posner entered into an employment agreement (the “Agreement”). Mr. Posner’s base salary under the Agreement is $265,000 (“Base Salary”), which shall be reviewed annually.  Mr. Posner will also be eligible to receive a performance bonus of up to 35% of his Base Salary. Subject to approval by the Company’s Board of Directors (the “Board”), Mr. Posner will also receive a grant of stock options representing 30,000 shares of the Company’s common stock and 10,000 shares of restricted stock, which will both be subject to the terms of the Company’s 2006 Stock Incentive Plan. The stock options will vest equally over five years on the anniversary of the date of grant. The restricted stock will vest over three years based on the attainment of certain performance goals. In the event of Mr. Posner’s termination, the Agreement provides for accelerated vesting of stock options and restricted stock in certain specified cases.

The Agreement also provides for severance in the event Mr. Posner terminates his employment with the Company for “Good Reason” (as defined in the Agreement) or Mr. Posner’s employment is terminated other than for “Cause” (as defined in the Agreement) or the inability of Mr. Posner to perform required services as a result of physical or mental incapacitation. If such termination occurs after the first 12 months of employment Mr. Posner will receive 3 months of Base Salary. If such termination occurs after the first 24 months of employment Mr. Posner will receive 6 months of Base Salary.

The Agreement also contains non-competition and confidentiality provisions.

Item 8.01 Other Events.

On June 2, 2010, the Company issued a press release announcing the appointment of Mr. Posner. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by the Company dated June 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: June 2, 2010	By:	/s/ CHARLES F. DUNLEAVY

Charles F. Dunleavy
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company dated June 2, 2010.